Exhibit 99.2

RESTRICTED STOCK UNIT AWARD AGREEMENT

SNAP INTERACTIVE, INC.
2011 LONG-TERM INCENTIVE PLAN

1.           Grant of Award.  Pursuant to the Snap Interactive, Inc. 2011 Long-Term Incentive Plan (the “Plan”) for Employees, Contractors and Outside Directors of Snap Interactive, Inc., a Delaware corporation (the “Company”),

_________________________________
(the “Participant”)

has been granted an Award under the Plan for _________ Restricted Stock Units (the “Awarded Units”) which may be converted into the number of shares of Common Stock of the Company equal to the number of Restricted Stock Units, subject to the terms and conditions of the Plan and this Restricted Stock Unit Award Agreement (this “Agreement”).  The “Date of Grant” of this Restricted Stock Unit Award is _____________, 20__.  Each Awarded Unit shall be a notional share of Common Stock, with the value of each Awarded Unit being equal to the Fair Market Value of a share of Common Stock at any time.

2.           Subject to Plan.  This Agreement is subject to the terms and conditions of the Plan, and the terms of the Plan shall control to the extent not otherwise inconsistent with the provisions of this Agreement.  To the extent the terms of the Plan are inconsistent with the provisions of this Agreement, the Plan shall control.  The capitalized terms used herein that are defined in the Plan shall have the meanings assigned to them in the Plan.  This Agreement is subject to any rules promulgated pursuant to the Plan by the Board or the Committee and communicated to the Participant in writing.

3.           Vesting and Forfeiture.   Except as specifically provided in this Agreement and subject to certain restrictions and conditions set forth in the Plan, the Awarded Units shall vest in equal annual installments over a four year period as follows:

a.           Twenty-five percent (25%) shall vest on the first business day immediately following the day in 20__ that the Company files either a Form 10-K or Form 10-Q, provided that the Participant is employed by (or, if the Participant is an Outside Director or Contractor, is providing services to) the Company or a Subsidiary on such date;

b.           An additional twenty-five percent (25%) shall vest on the first business day immediately following the day in 20__ that the Company files either a Form 10-K or Form 10-Q, provided that the Participant is employed by (or, if the Participant is an Outside Director or Contractor, is providing services to) the Company or a Subsidiary on such date;

c.  An additional twenty-five percent (25%) shall vest on the first business day immediately following the day in 20__ that the Company files either a Form 10-K or Form 10-Q, provided that the Participant is employed by (or, if the Participant is an Outside Director or Contractor, is providing services to) the Company or a Subsidiary on such date; and

d. The remaining twenty-five percent (25%)  shall vest on the first business day immediately following the day in 20__ that the Company files either a Form 10-K or Form 10-Q, provided that the Participant is employed by (or, if the Participant is an Outside Director or Contractor, is providing services to) the Company or a Subsidiary on such date.

Awarded Units subject to vesting on a given date shall, if necessary, be rounded down to the nearest whole number to avoid the issuance of any fractional shares, and such Awarded Shares that remain unvested as of the last vesting date shall be vested in full despite resulting in an unequal number of shares vesting on such date.

Notwithstanding the foregoing, upon a Change in Control, (i) fifty percent (50%) of the then-Unvested RSUs immediately shall vest on the date of the Change in Control; and (ii) the remaining fifty percent (50%) of the then-Unvested RSUs shall vest on the earlier of (i) the original date such Unvested RSUs would have vested under Sections 3.a.-d. above or (ii) equally on the first and second anniversary of the effective date of the Change in Control.

 Awarded Units which have become vested pursuant to the terms of this Section 3 are collectively referred to herein as “Vested RSUs.”  All other Awarded Units are collectively referred to herein as “Unvested RSUs.”

The Awarded Units that are not vested in accordance with Section 3 shall be forfeited on the Participant’s Termination of Service.  Upon forfeiture, all of the Participant’s rights with respect to the forfeited Unvested RSUs shall cease and terminate, without any further obligations on the part of the Company.

4.           Conversion of Vested RSUs.  Subject to Section 3 above, as soon as practicable after the Awarded Units become vested, the Company shall convert the Vested RSUs into the number of whole shares of Common Stock equal to the number of Vested RSUs, subject to the provisions of the Plan and this Agreement, including without limitation, the forfeiture provisions of Section 3, and shall issue certificates for the number of shares of Common Stock equal to the Vested RSUs in the Participant’s name.

5.           Who May Receive Converted Vested RSUs.  During the lifetime of the Participant, the Common Stock received upon conversion of Vested RSUs may only be received by the Participant or his  legal representative.  If the Participant dies prior to the date his Vested RSUs are converted into shares of Common Stock as described in Section 4 above, the Common Stock relating to such converted Vested RSUs may be received by any individual who is entitled to receive the property of the Participant pursuant to the applicable laws of descent and distribution.

6.           No Fractional Shares.  Vested RSUs may be converted only with respect to full shares, and no fractional share of stock shall be issued.

7.           Rights as Stockholder.  The Participant will have no rights as a stockholder with respect to any shares covered by this Agreement until the issuance of certificate for such shares in the Participant’s name with respect to the Awarded Units.  The Awarded Units shall be subject to the terms and conditions of this Agreement regarding such shares.  Except as otherwise provided in Section 8 hereof, no adjustment shall be made for dividends or other rights for which the record date is prior to the registration of shares in the Participant’s name.

8.           Adjustment of Number of Awarded Units and Related Matters.  The number of Awarded Units shall be subject to adjustment in accordance with Articles 11-13 of the Plan.

9.           Participant’s Representations.  Notwithstanding any of the provisions hereof, the Participant hereby agrees that he will not acquire any Awarded Units, and that the Company will not be obligated to issue any Awarded Units to the Participant hereunder, if the issuance of such shares shall constitute a violation by the Participant or the Company of any provision of any law or regulation of any governmental authority.  Any determination in this connection by the Company shall be final, binding, and conclusive.  The obligations of the Company and the rights of the Participant are subject to all applicable laws, rules, and regulations.

10.           Participant’s Acknowledgments.  The Participant acknowledges receipt of a copy of the Plan, which is annexed hereto, and represents that he is familiar with the terms and provisions thereof, and hereby accepts this Award subject to all of the terms and provisions thereof.  The Participant hereby agrees to accept as binding, conclusive, and final all decisions or interpretations of the Committee or the Board, as appropriate, upon any questions arising under this Agreement.

11.           Specific Performance. The parties acknowledge that remedies at law will be inadequate remedies for breach of this Agreement and consequently agree that this Agreement shall be enforceable by specific performance.  The remedy of specific performance shall be cumulative of all of the rights and remedies at law or in equity of the parties under this Agreement.

12.           Law Governing.  This Agreement shall be governed by, construed, and enforced in accordance with the laws of the State of Delaware (excluding any conflict of laws rule or principle of Delaware law that might refer the governance, construction, or interpretation of this Agreement to the laws of another state).

13.           No Right to Continue Service or Employment.  Nothing herein shall be construed to confer upon the Participant the right to continue in the employ or to provide services to the Company or any Subsidiary, whether as an Employee, Contractor or as an Outside Director, or interfere with or restrict in any way the right of the Company or any Subsidiary to discharge the Participant as an Employee, Contractor or Outside Director at any time.

14.           Legal Construction.  In the event that any one or more of the terms, provisions, or agreements that are contained in this Agreement shall be held by a court of competent jurisdiction to be invalid, illegal, or unenforceable in any respect for any reason, the invalid, illegal, or unenforceable term, provision, or agreement shall not affect any other term, provision, or agreement that is contained in this Agreement and this Agreement shall be construed in all respects as if the invalid, illegal, or unenforceable term, provision, or agreement had never been contained herein.

15.           Covenants and Agreements as Independent Agreements. Each of the covenants and agreements that are set forth in this Agreement shall be construed as a covenant and agreement independent of any other provision of this Agreement.  The existence of any claim or cause of action of the Participant against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of the covenants and agreements that are set forth in this Agreement.

16.           Entire Agreement.  This Agreement supersedes any and all other prior understandings and agreements, either oral or in writing, between the parties with respect to the subject matter hereof and constitutes the sole and only agreements between the parties with respect to the said subject matter.  All prior negotiations and agreements between the parties with respect to the subject matter hereof are merged into this Agreement.  Each party to this Agreement acknowledges that no representations, inducements, promises, or agreements, orally or otherwise, have been made by any party or by anyone acting on behalf of any party, which are not embodied in this Agreement or the Plan and that any agreement, statement or promise that is not contained in this Agreement or the Plan shall not be valid or binding or of any force or effect.

17.           Counterparts.  This Agreement may be executed in separate counterparts, each of which shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

18.           Parties Bound.  The terms, provisions, and agreements that are contained in this Agreement shall apply to, be binding upon, and inure to the benefit of the parties and their respective heirs, executors, administrators, legal representatives, and permitted successors and assigns, subject to the limitation on assignment expressly set forth herein.  No person or entity shall be permitted to acquire any Awarded Units without first executing and delivering an agreement in the form satisfactory to the Company making such person or entity subject to the restrictions on transfer contained herein.

19.           Waiver.   Neither the failure nor any delay on the part of any party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any right, remedy, power or privilege, nor shall any waiver of any right, remedy, power, or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence.

20.           Modification.  No change or modification of this Agreement shall be valid or binding upon the parties unless the change or modification is in writing and signed by the parties; provided, however, that the Company may change or modify this Agreement without the Participant’s consent or signature if the Company determines, in its sole discretion, that such change or modification is necessary for purposes of compliance with or exemption from the requirements of Section 409A of the Code or any regulations or other guidance issued thereunder.  Notwithstanding the preceding sentence, the Company may amend the Plan to the extent permitted by the Plan.

21.           Headings.  The headings that are used in this Agreement are used for reference and convenience purposes only and do not constitute substantive matters to be considered in construing the terms and provisions of this Agreement.

22.           Gender and Number.  Words of any gender used in this Agreement shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, and vice versa, unless the context requires otherwise.

23.           Notice.  Any notice required or permitted to be delivered hereunder shall be deemed to be delivered only when actually received by the Company or by the Participant, as the case may be, at the addresses set forth below, or at such other addresses as they have theretofore specified by written notice delivered in accordance herewith:

a.           Notice to the Company shall be addressed and delivered as follows:

Snap Interactive, Inc.
_________________________
_________________________
Attn:______________________
Facsimile: __________________

b.           Notice to the Participant shall be addressed and delivered as set forth on the signature page.

24.           Tax Requirements.  The Participant is hereby advised to consult immediately with his own tax advisor regarding the tax consequences of this Agreement.  Unless the Company otherwise consents in writing to an alternative withholding method, the Company, or if applicable, any Subsidiary (for purposes of this Section 24, the term “Company” shall be deemed to include any applicable Subsidiary) shall withhold the number of shares to be delivered upon the conversion of the Vested RSUs with an aggregate Fair Market Value that equals (but does not exceed) the amount of any Federal, state, provincial, local, or other taxes required by law to be withheld in connection with this Award.  The Company, in its sole discretion and prior to the date of conversion, may also permit the Participant receiving shares of Common Stock upon conversion of Vested RSUs to pay the Company the amount of any taxes that the Company is required to withhold in connection with the Participant’s income arising with respect to this Award.  Such payments shall be required to be made prior to the delivery of any certificate representing shares of Common Stock.  Such payment, if the Company, in its sole discretion, so consents in writing, may be made (i) by the delivery of cash to the Company in an amount that equals or exceeds the required tax withholding obligations of the Company; (ii) if the Company, in its sole discretion, so consents in writing, the actual delivery by the Participant to the Company of shares of Common Stock, other than Common Stock that the Participant has acquired from the Company within six (6) months prior thereto, which shares so delivered have an aggregate Fair Market Value that equals or exceeds the required tax withholding payment; (iii) if the Company, in its sole discretion, so consents in writing, the Company’s withholding of a number of shares to be delivered upon the conversion of Vested RSUs, which shares so withheld have an aggregate Fair Market Value that equals (but does not exceed) the required tax withholding payment; (iv)  if the Company, in its sole discretion, so consents in writing, arrange for the sale of a number of shares to be delivered upon the exercise or vesting of the Award (on the Participant’s behalf and at his or her direction pursuant to a written authorization) with an aggregate fair market value that equals (but does not exceed) the required tax withholding payment; or (v) any combination of (i), (ii), (iii), or (iv).   The Company also may, in its sole discretion, withhold any such taxes from any other cash remuneration otherwise paid by the Company to the Participant.

[Signature Page to Follow]

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer, and the Participant, to evidence his consent and approval of all the terms hereof, has duly executed this Agreement, as of the date specified in Section 1 hereof.

COMPANY:

SNAP INTERACTIVE, INC.

By:
Name:
Title:

PARTICIPANT:

_____________________________
Signature

Name: ________________________
Address:    ______________________